EXHIBIT 99.1

NEOGENOMICS, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

NeoGenomics Reports 159% Revenue Growth to $63.1 Million and Strong Gains in Profitability in the Second Quarter of 2016

Integration of Clarient acquisition on track and progressing well.

Ft. Myers, Florida – July 26, 2016 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, today reported its results for the second quarter of 2016.

Second Quarter 2016 Highlights:

•	159% increase in consolidated revenue to record $63.1 million
•	158% increase in clinical genetic testing volume(1)
•	Net income of $413,000 versus net loss of $176,000 in Q2 2015
•	281% increase in Adjusted EBITDA(2) to $9.2 million
•	Diluted EPS of ($0.07) per share and Adjusted Diluted EPS(2) of $0.04 per share

Consolidated Revenue for the second quarter was $63.1 million, an increase of 159% over the same period last year. Clinical genetic test volume(1) grew 158% driven by the inclusion of Clarient’s results as well as a 32% year over year increase in base(3) NeoGenomics genetic test volume.  Average revenue-per-test for clinical genetic tests decreased by 5% year over year to $385, primarily due to the inclusion of Clarient’s lower average reimbursement rate per test in the combined test mix.

Consolidated gross margin for the quarter was 45.3% as compared to 44.4% in last year’s second quarter.  Gross margin improved due to a 4.4% reduction in average cost-of-goods-sold per clinical genetic test (“Cost per Test”) compared to the second quarter of 2015.

Consolidated selling, general and administrative expenses increased by $15.6 million, or 145%, from Quarter 2 2015, primarily as a result of the Clarient acquisition.  Non-cash amortization of intangibles related to the Clarient acquisition and non-cash stock-based compensation expenses accounted for $2.5 million of this increase.

Interest expense for the quarter increased by $1.3 million from the second quarter of 2015 as a result of the bank debt incurred to finance the Clarient acquisition.  Cash provided by operating activities was $5.0 million during the quarter.

Net income before allocation of non-cash preferred stock charges in Quarter 2 was $413,000, versus a net loss of ($176,000) in last year’s second quarter.

Non-cash “deemed preferred dividends” and non-cash amortization of the “beneficial conversion feature” related to preferred stock held by GE reduced net income attributable to common stockholders by $5.6 million, which resulted in net loss attributable to common stockholders of ($5.2 million) in Quarter 2 2016.  Earnings per share attributable to common stockholders was ($0.07) in Quarter 2, versus ($0.00) per share in last year’s second quarter.

Adjusted EBITDA(2) was $9.2 million in the second quarter, an increase of 281% over the prior year.  Adjusted Net Income(2) was $3.7 million, a 577% increase over the second quarter of 2015.  Adjusted Diluted EPS(2) was $0.04 per share, versus $0.01 per share in Quarter 2 2015.

Douglas M. VanOort, the Company’s Chairman and CEO, commented, “We are very pleased with our second quarter performance.  Market share gains continue to drive excellent performance in the base NeoGenomics business, and Clarient test volumes have stabilized nicely. Overall, we are pleased that our revenue growth has been so strong even as we are in the midst of significant integration activities.”

“In addition, our Bio Pharma business grew by 30% on a pro forma basis compared with Quarter 2 last year as we work on innovative projects with many of the world’s leading pharmaceutical firms.  The combined capabilities of Clarient and NeoGenomics are making us a more attractive partner for BioPharma clients and their oncology-focused clinical trials.  We are excited about the long-term prospects for this business, which now represents over 10% of our total revenue.”

Mr. VanOort continued, “Our teams are executing integration plans in a disciplined manner, and we are making good progress with the integration of Clarient.  Although we have not yet implemented significant efficiency-related initiatives, we were able to grow Adjusted EBITDA by 281% and increase Adjusted EBITDA margin to 14.5% of revenue.  We expect to realize additional cost synergies later in the year and especially in 2017 as a result of advances in our laboratory information system, adoption of best practices, consolidation of testing facilities and other integration activities currently being executed.”

Mr. VanOort concluded, “The acquisition of Clarient is clearly providing our company with many more opportunities.  Clients are responding well as client retention remains strong, and the pipeline of new potential clients continues to be robust.  Our ability to provide the best service offerings from each of Clarient and NeoGenomics to our combined client base should provide excellent growth potential as we complete our integration.  We believe this, combined with our continual investments in new products and services, will allow us to continue our strong growth.”

Full-Year 2016 Financial Outlook:

NeoGenomics also today reiterated the guidance for fiscal year 2016 that was released with its Quarter 1, 2016 Earnings Release on April 27, 2016.  The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan.  Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.

_____________________

(1)	Clinical genetic tests exclude tests performed for BioPharma customers and tests performed by PathLogic.

(2)

NeoGenomics has provided adjusted financial information that has not been prepared in accordance with GAAP, including “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted EPS”.  See Company’s explanation of and tables for reconciliations to GAAP net income and GAAP EPS.

(3)	To facilitate year over year comparisons, base NeoGenomics figures exclude the impacts from the consolidation of the PathLogic and Clarient acquisitions.

Conference Call

The Company has scheduled a web-cast and conference call to discuss their Q2 2016 results on Tuesday, July 26, 2016 at 11:00 AM EDT.  Interested investors should dial (877) 407-8035 (domestic) and (201) 689-8035 (international) at least five minutes prior to the call.  A replay of the conference call will be available until 11:59 PM on August 9, 2016 and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international).  The playback conference ID Number is 10043.  The web-cast may be accessed under the Investor Relations section of our website at http://neogenomics.com/ or http://investorcalendar.com/IC/CEPage.asp?ID=175124.  An archive of the web-cast will be available until 11:59 PM on October 26, 2016.

About NeoGenomics, Inc.

NeoGenomics, Inc. specializes in cancer genetics testing and information services.  The Company provides one of the most comprehensive oncology-focused testing menus in the world for Physicians to help them diagnose and treat cancer.  The Company’s BioPharma division serves pharmaceutical clients in clinical trials and drug development.

Headquartered in Fort Myers, FL, NeoGenomics operates CLIA certified laboratories in Aliso Viejo, Fresno, Irvine, and West Sacramento, California; Tampa and Fort Myers, Florida; Houston, Texas and Nashville, Tennessee.  NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States. For additional information about NeoGenomics, visit http://neogenomics.com/.

Forward Looking Statements

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including the information set forth in the “Full-Year 2016 Financial Outlook”.  These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward looking statements as the result of the Company’s ability to continue gaining new customers, offer new types of tests, integrate its acquisition of the Clarient business, and otherwise implement its business plan, as well as additional factors discussed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2016 as amended on April 18, 2016.  As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC.  In addition, it is the Company’s practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.

Forward-looking statements represent the Company’s estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the

Company’s estimates as of any subsequent date.  While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:

NeoGenomics, Inc.                                                          Hawk Associates, Inc.

Steven C. JonesMs. Julie Marshall

Director of Investor Relations                                          (305) 451-1888

(239) 325-2001                                                                  neogenomics@hawkassociates.com

sjones@neogenomics.com

NeoGenomics, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

ASSETS	June 30, 2016	December 31, 2015
Cash and cash equivalents	$21,786	$23,420
Accounts receivable (net of allowance for doubtful accounts of $9,197 and $4,759, respectively)	53,513	48,943
Inventory	5,545	5,108
Other current assets	6,665	4,889
Total current assets	87,509	82,360

Property and equipment (net of accumulated depreciation of $33,858 and $26,534, respectively)	33,575	34,577
Intangible assets, net	84,164	87,800
Goodwill	146,179	146,421
Other assets	129	129
TOTAL ASSETS	$351,556	$351,287

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$29,616	$26,055
Short term portion of capital leases and senior debt	5,337	14,003
Total Current liabilities	34,953	40,058

Long-term Liabilities:
Long term portion of capital leases and senior debt	56,986	57,376
Deferred income tax liability, net	16,249	15,741
Total long-term liabilities	73,235	73,117

TOTAL LIABILITIES	108,188	113,175

Series A Redeemable Convertible Preferred Stock	39,735	28,602
Total Stockholders' equity	203,633	209,510
TOTAL LIABILITIES, SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$351,556	$351,287

NeoGenomics, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Net Revenue
Clinical testing	$56,316	$24,055	$110,936	$46,894
BioPharma & research	6,813	315	11,896	502
Total Revenue	63,129	24,370	122,832	47,396

Cost of revenue	34,524	13,557	67,055	27,040
Gross Profit	28,605	10,813	55,777	20,356

Operating expenses:
General and administrative	18,779	7,075	36,785	13,598
Research and development	1,306	803	2,752	1,471
Sales and marketing	6,327	2,907	12,127	5,821
Total operating expenses	26,412	10,785	51,664	20,890
Income (Loss) From Operations	2,193	28	4,113	(534)

Interest expense	1,448	189	3,040	384
Income (loss) before taxes	745	(161)	1,073	(918)
Income tax expense	332	15	505	19
Net Income (Loss)	413	(176)	568	(937)

Deemed dividends on preferred stock	1,840	—	3,680	—
Amortization of preferred stock beneficial conversion feature	3,727	—	7,453	—
Net (Loss) Attributable to Common Stockholders	$(5,154)	$(176)	$(10,565)	$(937)

Loss per Common Share:
Basic	$(0.07)	$(0.00)	$(0.14)	$(0.02)
Diluted	$(0.07)	$(0.00)	$(0.14)	$(0.02)

Weighted Average Shares Used in Computation of Earnings per Common Share:
Basic	77,448	60,425	76,758	60,352
Diluted	77,448	60,425	76,758	60,352

NeoGenomics, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	For the Six Months Ended June 30,
CASH FLOWS FROM OPERATING ACTIVITIES	2016	2015
Net income (loss)	$568	$(937)
Adjs. to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,329	3,249
Amortization of debt issue costs	358	-
Amortization of intangible assets	3,636	190
Non-cash warrant and stock based compensation	2,337	1,020
Provision for bad debts	5,434	1,303
Changes in assets and liabilities, net	(7,567)	(2,928)
NET CASH PROVIDED BY OPERATING ACTIVITIES	12,095	1,897

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(3,425)	(1,180)
NET CASH USED IN INVESTING ACTIVITIES	(3,425)	(1,180)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments to revolving credit facility, net	(10,044)	-
Repayment of capital lease obligations, loans	(2,611)	(1,833)
Issuance of common stock	2,532	379
Payments of equity issue costs	(181)	-
NET CASH USED IN FINANCING ACTIVITIES	(10,304)	(1,454)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,634)	(737)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	23,420	33,689
CASH AND CASH EQUIVALENTS, END OF PERIOD	$21,786	$32,952

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$2,691	$417
Income taxes paid	$222	$20

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING INFORMATION:
Equipment acquired under capital lease obligations	$2,585	$3,400

Use of non-GAAP Financial Measures

The Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures.  Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of core operating results across reporting periods.  Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company’s business. Management believes that these non-GAAP financial measures enable investors to evaluate our operating results and future prospects in the same manner as management.  The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to and not as a substitute for the Company’s financial results presented in accordance with GAAP.  There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of the Company’s recorded costs against its net revenue.  In addition, the Company’s definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of non-GAAP measures

Non – GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by NeoGenomics as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-cash, stock-based compensation expense, and if applicable in a reporting period (v) acquisition related transaction expenses and other significant non-recurring or non-operating (income) or expenses.

Non – GAAP Adjusted Net Income

“Adjusted Net Income” is defined by NeoGenomics as net income available to common shareholders from continuing operations plus: (i) non-cash amortization of customer lists and other intangible assets, (ii) non-cash, stock-based compensation expense, (iii) non-cash deemed dividends on preferred stock, (iv) non-cash amortization of preferred stock beneficial conversion feature, and if applicable in a reporting period (v) acquisition related transaction expenses and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted EPS

“Adjusted EPS” is defined by NeoGenomics as Adjusted Net Income divided by Adjusted Basic Shares (Adjusted Basic EPS) and Adjusted Diluted Shares outstanding (Adjusted Diluted EPS).  Adjusted Basic Shares and Adjusted Diluted Shares include the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.  In addition, If GAAP Net Income is negative and Adjusted Net Income is positive, Adjusted Diluted Shares will also include any options or warrants that would be outstanding as dilutive instruments using the treasury stock method.

Basis for Non-GAAP Adjustments

NeoGenomics basis for excluding certain expenses (income) from GAAP financial measures, are outlined below:

•

Amortization of intangible assets –The intangible assets that give rise to this amortization expense relate to acquisitions, and the amounts allocated to such intangible assets and the terms of amortization vary by acquisition and type of asset.  NeoGenomics excludes these items to provide a consistent basis for comparing operating results across reporting periods, pre and post-acquisition.

•

Stock-based compensation expenses – Although stock-based compensation is an important aspect of the compensation paid to NeoGenomics employees, the related expense is substantially driven by changes in the Company’s stock price in any given quarter, which can fluctuate significantly from quarter to quarter and result in large positive or negative impacts to total operating expenses.  The variable accounting treatment causing expense to be driven by changes in quarterly stock price is required because many of the company’s full-time Physicians reside in California and are classified as consultants rather than employees due to State regulations.  GAAP provides that variable stock based compensation treatment be applied for consultants but not for employees. Without adjusting for these non-cash expenses, the Company believes it would be difficult to compare financial results from core operations across reporting periods on a consistent basis.

•

Deemed dividends on preferred stock – GAAP accounting for the unique structure of NeoGenomics’ Series A Redeemable Preferred Stock requires the Company to assume that such preferred stock will be outstanding for its entire ten year term.   In addition, GAAP requires that the escalating preferred dividend rate over time be accelerated for accounting purposes and amortized on a straight-line basis over the ten-year life of the instrument, irrespective of the minimal contractual requirements for “paid in kind” stock dividends in the early years.  Since such implied dividends are not paid in cash, and since the Company believes that such preferred stock will be redeemed within the first three years it is outstanding, before any significant dividends have accrued under the contractual terms, the Company believes these non-cash expenses are not meaningful in evaluating the operating performance of the Company and it would be misleading to not adjust for such expenses across reporting periods.

•

Amortization of preferred stock beneficial conversion feature – This significant non-cash expense is also a direct result of the complex GAAP accounting requirements for our Series A Redeemable Preferred Stock.  The Company believes this expense is not meaningful in evaluating the operating performance of the Company, distorts comparisons across reporting periods, and that it would be misleading to not adjust for such expenses across reporting periods.

NeoGenomics, Inc.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA

(Unaudited, in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Net Income (Loss) (per GAAP)	$413	$(176)	$568	$(937)
Adjustments to Net Income (Loss):
Interest expense	1,448	189	3,040	384
Income tax expense	332	15	505	19
Amortization of intangibles	1,610	97	3,636	190
Depreciation	3,744	1,663	7,329	3,249
EBITDA	7,547	1,788	15,078	2,905
Further Adjustments to EBITDA:
Non-cash stock based compensation	1,634	619	2,337	1,020
Adjusted EBITDA (non-GAAP)	$9,181	$2,407	$17,415	$3,925

NeoGenomics, Inc.

Reconciliation of GAAP Net Income Available to Common Stockholders to Non-GAAP Adjusted Net Income and GAAP Earnings per Share to Non-GAAP Adjusted Earnings per Share

(Unaudited, in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss) available to common stockholders (GAAP)	$(5,154)	$(176)	$(10,565)	$(937)
Adjustments to Net Loss:
Amortization of intangibles	1,610	97	3,636	190
Deemed dividends on preferred stock	1,840	—	3,680	—
Amortization of preferred stock beneficial conversion feature	3,727	—	7,453	—
Non-cash stock based compensation expenses	1,634	619	2,337	1,020
Adjusted net income (non-GAAP)	$3,657	$540	$6,541	$273

Net loss per common share (GAAP)
Basic EPS	$(0.07)	$(0.00)	$(0.14)	$(0.02)
Diluted EPS	$(0.07)	$(0.00)	$(0.14)	$(0.02)
Adjustments to Loss per Share:
Amortization of intangibles	$0.02	$0.00	$0.05	$0.00
Non-cash stock based compensation expenses	$0.03	$0.01	$0.03	$0.02
Deemed dividends on preferred stock	$0.02	—	$0.05	—
Amortization of preferred stock beneficial conversion feature	$0.05	$—	$0.10	$—
Adjusted net income per common share (non-GAAP):
Adjusted Basic	$0.04	$0.01	$0.07	$0.00
Adjusted Diluted	$0.04	$0.01	$0.07	$0.00

Weighted average shares used in computation of adjusted earnings per share:
GAAP Basic Common Shares outstanding	77,448	60,425	76,758	60,352
Weighted Avg. Preferred Shares (as converted)	14,667	—	14,667	—
Adjusted Basic Shares outstanding	92,115	60,425	91,425	60,352

Diluted Common Shares (GAAP)	77,448	60,425	76,758	60,352
Options and warrants not included in GAAP Diluted Shares (using treasury stock method)	2,297	2,826	1,951	2,609
Weighted Avg. Preferred Shares (as converted)	14,667	—	14,667	—
Adjusted Diluted Shares outstanding (non-GAAP)	94,412	63,251	93,376	62,961

Supplemental Information on

Clinical Genetic(1) Requisitions Received, Tests Performed, Revenue and Cost of Revenue

(unaudited, in thousands, except test & requisition data and per test & per requisition data)

	For the Three-Months Ended June 30,			For the Six-Months Ended June 30,

Consolidated	2016	2015	% Change	2016	2015	% Change
Requisitions received (cases)	90,795	34,147	165.9%	179,619	65,244	175.3%
Number of tests performed	140,822	54,632	157.8%	275,726	103,748	165.8%
Average number of tests/requisition	1.55	1.60	(3.1%)	1.54	1.59	(3.5%)

Total clinical genetic testing revenue	$54,249	$22,118	145.3%	$106,999	$42,615	151.1%
Average revenue/requisition	$597	$648	(7.8%)	$596	$653	(8.8%)
Average revenue/test	$385	$405	(4.9%)	$388	$411	(5.5%)

Cost of revenue	$29,153	$11,832	146.4%	$56,921	$23,415	143.1%
Average cost/requisition	$321	$346	(7.3%)	$317	$359	(11.7%)
Average cost/test	$207	$217	(4.4%)	$206	$226	(8.5%)

Supplemental Information on

PathLogic Requisitions Received, Tests Performed, Revenue and Cost of Revenue

(unaudited, in thousands, except requisition data and revenue & cost per requisition)

	For the Three-Months Ended June 30,			For the Six-Months Ended June 30,

PathLogic	2016	2015	% Change	2016	2015	% Change
Requisitions received (cases)	14,177	17,039	(16.8%)	27,833	33,700	(17.4%)

Total testing revenue	$2,066	$1,937	6.6%	$3,937	$4,280	(8.0%)
Average revenue/requisition	$146	$114	28.2%	$141	$127	11.4%

Cost of revenue	$1,941	$1,673	16.0%	$3,618	$3,500	3.4%
Average cost/requisition	$137	$98	39.5%	$130	$104	25.2%